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                                                                  Exhibit 10(p)1

                  Modifications to Contract DE-AC34-95RF00825

MOD          Changes
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Original


M001         1.  "Attachment A" of the original contract is deleted in its entirety and replaced with the revised "Attachment A Revision
                 1" contained in this modification.

             2. Clause I.56, Government Property (Cost Reimbursement, Time and Material, or Labor Hour contracts) is revised as follows: FAR 52.245-5(g)(1) is deleted in its entirety and replaced with the attached FAR 52.245-5(g)(1) and (2).

             3. The following clause shall be added to Section I of the contract: FAR 52.245-18, Special Test Equipment (FEB 1993).

             4. Article G.5 DOE Property Administration is deleted in its entirety and replaced with the following:
                 James Brothers (Primary) 966-7756
                 Ed Pietsch (Secondary) 966-5128
                 US Department of Energy
                 Rocky Flats Field Office
                 Property and Information Management Division - Bldg. 130 PO Box 928
                 Golden, CO 80402-0928

                 Future revisions of the primary and secondary points of contact may be accomplished by written notification from the Contracting Officer to the Contractor, without formal contract modification."

             5. Article G.2 Addresses - The last paragraph shall be revised to read "...written notification from the Contracting Officer to the contractor..."

             6. Article H.23 Property - Paragraph (a)(5) shall be revised to read "...within 6 months after the contract effective date and will have two years from contract effective date to conduct and complete inventory of DOE Plant and Equipment Asset types in the 400, 500 and 600 series."

             7. Delete Section G, Contract Administration, Table of Contents and replace it with the attached corrected Section G Table of Contents.

             8.  The following clause shall be added to Section I of the
                 Contract: "DEAR 952.231-70, Date of Incurrence of Cost (APR
                 1984). The Contractor shall be entitled to reimbursement of costs incurred in an amount not to exceed $500,000 on or after May 1, 1995 which, if incurred after this contract has been entered into, would have been reimbursable under the provisions of this contract."
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                  Modifications to Contract DE-AC34-95RF00825

MOD          Changes
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             9.  The following article shall be added to Section H of the
                 Contract:

                 "H.28 Advance Agreement of Relocation Costs

                 The Contractor shall be entitled to reimbursement for relocation costs incurred in the amount not to exceed $366,400, on or after May 1, 1995, which if incurred after the effective date of this contract, would have been reimbursable under the provisions of this contract.

             10. Article G.7, Invoicing/Payment Procedures shall be revised as follows:

                 a.   Renumber existing G.7(d) as G.7(e)
                 b.   Insert the following as new G.7(d)
                 c.   Insert the following as new G.7.(f)
                 d.   Insert the following as new G.7(g)

                 "(d) Any basis for withholding, set off or reduction with respect to invoices which are discovered after acceptance will be corrected on subsequent invoices. If the Government discovers such bases for withholding, set off or reduction, the contracting Officer will notify the Contractor in writing to the individual listed in Article G.4, Defective of Improper Invoices, above. The Contracting Officer's written notification will explain the nature of the bases for withholding, set off or reduction, will specify the dollar amount of the withholding, set off or reduction and will direct the Contractor to reflect the appropriate credit on the next invoice submitted under this Contract. Unless the Contractor reconciles the bases for withholding, set off or reduction to the satisfaction of the Contracting Officer within seven (7) calendar days, the Contractor shall make the credit as previously directed by the Contracting Officer"

                 "(f) Notwithstanding the provisions of FAR 52.232-25 (a)(4), the Government is not limited to the seven (7) day notification to the Contractor of a defective invoice."

                 "(g) the Government acknowledges and agrees that the Contractor may finance its performance under this contract by selling accounts receivable arising under the contract to an affiliate of the Contractor organized solely for the purpose of assisting in the financing of the Contractor's performance under the contract. Such affiliate may further sell and/or otherwise grant a security interest in such receivables to an ultimate financing source or sources or an agent or trustee acting on behalf of an ultimate financing source or sources, such further sale and/or grant of a security interest being solely for the purpose of completing the financing of the contractors performance of the work under the contract. The ultimate financing source or sources would provide funds to the affiliate solely for the purpose of financing the affiliate's purchasing said accounts receivable from the Contractor, thereby providing the funding to the Contractor to perform the work under the contract. The government consents to the financing arrangement described above."
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                  Modifications to Contract DE-AC34-95RF00825

MOD          Changes
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             11.        The following DOE/RFFO personnel shall be added to
                        article H.3(b) as COR's:

                 Dana C. Lindsay, Chief Counsel,
                 Authority for functional area.
                 George R. Cannode, Director, Training & Development Authority for functional area

             12. Clause I.33, 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans, is deleted in its entirety and replaced with the attached revised clause.

A002         1.  Article B.3, Obligation of Funds

                 Make the following revisions to Modification M001:

             2. Clause FAR 52.245-18, entitled "Special Test Equipment" in Modification M001 shall be identified as "Clause I.104".

             3. Clause DEAR 952.231-70, entitled "Date of Incurrence of Cost" in Modification M001 shall be identified as "Clause I.105".

             4. The dollar aount in Clause I.105, "Date of Incurrence of Cost" shall be corrected to read $670,000.

             5. The dollar amount in Clause H.28 shall be corrected to read $670,000.

M003         1.  The dollar amount in Clause I.105, "Date of Incurrence of Cost"
                 shall be corrected to read $716,000.

             2. The dollar mount in Clause H.28, "Advance Agreement on Relocation Costs" shall be corrected to read $716,000.

             3. SF33, Block 21, B&R Number 820201000 should be deleted and replaced with B&R Number EW703000.
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                  Modifications to Contract DE-AC34-95RF00825

MOD          Changes
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             4.  The following clause shall be added to Section H of the contract:

                 H.29 Services from Certain Approved Affiliates

                 (a) Effective July 1, 1995, the Contractor may obtain services constituting home office support from certain of its corporate affiliates. The corporate affiliates from which such services may be obtained are referred to herein as "Approved Affiliates". The Approved Affiliates are ICF Kaiser International, Inc. and its affiliates and CH2M Hill Companies Ltd. and its affiliates plus those that may be added from time to time by the Contractor with the approval of the Contracting Officer.

                 The Contractor shall submit an annual plan detailing the estimated amount of services to be provided by the "Approved Affiliates" for the approval of the Contracting Officer. Use of other affiliates will be submitted on a case by case basis for the approval of the Contracting Officer prior to obtaining the services.

                 The contractor shall submit an annual plan detailing the estimated amount of services to be provided by the "Approved Affiliates" for the approval of the Contracting Officer. Use of other affiliates will be submitted on a case by case basis for the approval of the Contracting Officer prior to obtaining the services.

                 (b) Unless otherwise agreed to by the Contracting Officer, if the services are performed at the providing entity's home or branch office, reimbursement shall only include applicable costs incurred in accordance with FAR Subpart 31.2 as supplemented or modified by DEAR 931.2. Allowable costs will include direct costs and applicable indirect costs as approved by the cognizant Federal audit agency.

                 Any profit or fee of the providing entity on its services may not be included as allowable costs. If the services of the Approved Affiliate are obtained non-competitively, cost of money shall not be an allowable cost. These limitations on profit or fee and cost of money are not applicable to subcontracts awarded to an approved affiliate based on competition or market/catalog price.

                 (c) If the services are performed by personnel on temporary assignments (less than 12 month duration) at the RFETS, or other designated locations away from the providing entity's home or branch office, reimbursement shall be in accordance with the foregoing paragraph (b) plus the travel and living allowance policies for temporary assignments in accordance with the policies of the providing entity, not to exceed the applicable provisions of the FAR. For temporary assignments greater than six months, indirect costs shall be based on an offsite rate (excluding rent and utilities costs of the office where such personnel are normally located) as approved by cognizant Federal audit agency. Such temporarily assigned employees shall remain on the providing entity's payroll.